Affirm Reports Fiscal Year 2021 Third Quarter Results

Exceeds Third Quarter Financial Outlook and Raises Outlook for Fiscal Year 2021
Accelerates Year-Over-Year Gross Merchandise Volume Growth to 83%
Activates Shop Pay Installments for More Than 10,000 Shopify Merchants as of Today

SAN FRANCISCO – May 10, 2021 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fiscal 2021 third quarter ended March 31, 2021.

"Affirm’s strong third quarter results reflect continued progress toward building the most valuable and transparent financial network for consumers and merchants," said Max Levchin, founder and CEO of Affirm. "During the period, we more than doubled the number of merchants on our platform, accelerated GMV growth to 83%, and increased active consumers by 60% year-over-year."

Levchin continued, "We are seeing strong momentum in our business as we advance our growth strategy. In recent weeks, we have activated Shop Pay Installments powered by Affirm for more than 10,000 Shopify merchants. We expect this number to significantly increase as we move towards general availability in June. Looking ahead, we believe the strengthening health of the consumer, Affirm’s deep and diverse merchant partnerships, and our unrivaled technology will position us to capture a substantial share of our expanding market opportunities. We are just getting started and we look forward to demonstrating the full power of Affirm as the economy continues to reopen.”
Third Quarter of Fiscal Year 2021 Operating Highlights:
•Gross merchandise volume ("GMV") for the third quarter of fiscal 2021 was $2.3 billion, an increase of 83%, or 100% excluding Peloton, compared to the third quarter of fiscal 2020
•Active merchants more than doubled to nearly 12,000 from March 31, 2020 to March 31, 2021
•Active consumers grew 60% to 5.4 million from March 31, 2020 to March 31, 2021
•Transactions per active consumer were approximately 2.3 as of March 31, 2021, an increase of 10% when compared to March 31, 2020
Third Quarter of Fiscal Year 2021 Financial Highlights:1
•Total revenue was $230.7 million, a 67% increase when compared to the third quarter of fiscal 2020, driven primarily by increases in network revenue and interest income, related to growth in GMV and loans held for investment, respectively. Total revenue includes a $3.5 million reduction to revenue recorded in relation to the estimated financial impact of Peloton's voluntary recall of its Tread+ and Tread products
•Total revenue less transaction costs1 was $133.7 million, compared to $(9.3) million in the third quarter of fiscal 2020, primarily as a result of the strong revenue growth; third quarter of fiscal 2021 transaction costs included an $83.3 million year-over-year decrease in provision for credit losses driven by an improved credit outlook
•Operating loss was $169.5 million compared to $81.5 million in the third quarter of fiscal 2020, and includes a $131.8 million increase in stock-based compensation following our January 2021 initial public offering
•Adjusted operating income for the third quarter of fiscal 2021 was $4.9 million, compared to the adjusted operating loss of $70.7 million reported in the third quarter of fiscal 2020
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

•Net loss for the third quarter of fiscal 2021 was $247.2 million compared to $85.6 million in the third quarter of fiscal 2020, and includes the increase in stock-based compensation following the IPO as well as a $78.5 million adjustment to reflect the change in fair value of the contingent consideration liability associated with our acquisition of PayBright Inc., driven by changes in the value of our common stock
Recent Business Highlights
•Exiting the third quarter, the Company began to see GMV growth accelerate in categories with pent-up demand, such as Travel and Ticketing, which grew by more than 50% from the third quarter of fiscal 2020 and nearly tripled from the second quarter of fiscal 2021
•In April, the Company began to scale its onboarding of merchants related to its exclusive partnership with Shopify Inc. ("Shopify"), bringing total Shopify merchants on Affirm’s platform to more than 10,000 as of May 10, 2021, up from the 100 merchants in the Company's pilot; the Company now expects to reach general availability for Shopify merchants by the end of June 2021
•On May 1, 2021, the Company completed its acquisition of Returnly Technologies, Inc. ("Returnly"), a leader in online return experiences and post-purchase payments that serves more than 1,800 merchants and has been used by over 8 million shoppers
“Our financial results in the third quarter exceeded our expectations,” said Michael Linford, CFO of Affirm. “We delivered strong growth across categories, while improving unit economics and capital efficiency. We are well-positioned to capture the large and expanding market opportunities ahead."
Financial Outlook
The following table summarizes Affirm's financial outlook for the fiscal fourth quarter and full year 2021 periods. The company raised its outlook for fiscal year 2021 to reflect the momentum in the business exiting the third fiscal quarter, which continued through April.

	Fiscal Q4 2021	Fiscal Year 2021
GMV	$2.20 to $2.25 billion	$8.01 to $8.06 billion
Revenue	$215 to $225 million	$824 to $834 million
Transaction Costs	$135 to $140 million	$460 to $465 million
Revenue Less Transaction Costs	$80 to $85 million	$364 to $369 million
Adjusted Operating Loss	$(55) to $(50) million	$(55) to $(50) million
Weighted Average Shares Outstanding	270 million	160 million

The Company's financial outlook for the fiscal fourth quarter and full year 2021 includes the following items:
•The estimated impact of returns related to Peloton's recently announced voluntary Tread+ and Tread recall
•The estimated impact on future revenue related to Peloton's Tread+ and Tread recall
•The estimated impact of the Returnly acquisition, which closed on May 1, 2021, however, is not expected to be material to Affirm's fourth fiscal quarter 2021 results of operations
•The impact of the adoption of ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326)” ("CECL") on full year 2021 guidance. The adoption resulted in a $16.3 million decrease to previously reported provision for credit losses for the first half of fiscal 2021 as a result of the reduction in the allowance for credit losses
New Executive and Board Appointments
Affirm also announced that Katherine Adkins will be assuming the role of Chief Legal Officer ("CLO"), effective June 30, 2021. The appointment follows the decision by Sharda Caro del Castillo, Affirm’s Chief Legal Officer, to step down from her role at Affirm.

“Sharda led our legal team during a critical and historic time for our company as we conducted our initial public offering, navigated an unprecedented market period, and achieved tremendous growth. She has been a trusted and valued leader, and I sincerely thank her and wish her all the best,” said Max Levchin. “I am also pleased to congratulate Katherine on her new role. She has been a valuable member of our legal team since 2019, and we look forward to her joining the executive team.”

Ms. Adkins most recently served as a senior member of Affirm’s legal team. As CLO of Affirm, she will be responsible for the oversight of all legal matters and will assist the Board and management as we continue to grow Affirm for the long term.

Additionally, Affirm announced that Libor Michalek, Affirm’s President, Technology, has been appointed to the Company's Board of Directors effective immediately. Mr. Michalek brings deep software, systems, security, machine learning, and engineering experience to the Board. He is one of the most highly regarded technologists in the fintech industry and has played a critical role in the development of the proprietary technology platform that is core to Affirm’s business model. His appointment reflects Affirm’s commitment to ongoing innovation and to building best-in-class technology that delivers honest financial products to consumers and merchants at scale.
Conference Call
Affirm will host a conference call and webcast to discuss third quarter fiscal year 2021 financial results on Monday, May 10, 2021, at 5:00pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$1.2	$2.3	$3.4	$5.8
Total Revenue, net	$138.3	$230.7	$356.2	$608.7
Total Revenue as a % of GMV	11.2%	10.2%	10.4%	10.5%
Transaction Costs	$147.6	$97.0	$302.9	$324.8
Transaction Costs as a % of GMV	12.0%	4.3%	8.8%	5.6%
Revenue Less Transaction Costs	$(9.3)	$133.7	$53.3	$283.9
Revenue Less Transaction Costs as a % of GMV	(0.8)%	5.9%	1.6%	4.9%
Operating Loss	$(81.5)	$(169.5)	$(147.1)	$(229.5)
Adjusted Operating (Loss) Income	$(70.7)	$4.9	$(115.0)	$0.2
Operating Margin	(58.9)%	(73.5)%	(41.3)%	(37.7)%
Adjusted Operating Margin	(51.1)%	2.1%	(32.3)%	—%
Net Loss	$(85.6)	$(247.2)	$(147.4)	$(277.7)

	March 31, 2020	June 30, 2020	March 31, 2021
	(unaudited)
Active Consumers (in millions)	3.3	3.6	5.4
Transactions per Active Consumer	2.1	2.1	2.3
Active Merchants (in thousands)	4.8	5.7	11.5
Total Platform Portfolio (in billions)	$2.4	$2.5	$4.2
Equity Capital Required (in millions)	$229.5	$220.8	$206.6
Equity Capital Required as a % of Total Platform Portfolio	9.8%	8.9%	4.9%
Allowance for Credit Losses as a % of Loans Held for Investment	14.6%	9.2%	5.2%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.

Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.
•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating (Loss) Income - The Company defines adjusted operating (loss) income as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the amortization of its commercial agreement asset; and (d) certain other costs as set forth in the reconciliation of adjusted operating (loss) income to GAAP operating loss included in the tables at the end of this press release. Adjusted operating (loss) income is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating (loss) income, as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating (loss) income, the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including both those loans held for investment and those loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.
•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.

•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as an integrated merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's interim condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating (loss) income, adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;

•Adjusted operating (loss) income and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, although the assets being depreciated and amortized may need to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of the Company's compensation strategy; and

•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.

Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations; the Company's future financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants and consumers and retain and grow its relationships with existing merchants and consumers; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue with a single merchant partner; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the highly competitive nature of its industry; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; its plans to expand its operations internationally; the potential impact of any cyber-attacks, misconduct, computer viruses, or physical or electronic break-ins that it might experience; its business being subject extensive regulation, examination, and oversight in a variety of areas; and other risks that are described in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020 and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.
About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees. Follow Affirm on social media: LinkedIn | Instagram | Facebook | Twitter.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2020	March 31, 2021
Assets
Cash and cash equivalents	$267,059	$1,623,672
Restricted cash	61,069	183,330
Loans held for sale	4,459	12,774
Loans held for investment	1,034,312	2,195,394
Allowance for credit losses	(95,137)	(113,754)
Loans held for investment, net	939,175	2,081,640
Accounts receivable, net	59,001	66,080
Property, equipment and software, net	48,140	53,444
Goodwill and intangible assets	3,751	279,198
Commercial agreement assets	—	246,383
Other assets	19,597	219,868
Total Assets	$1,402,251	$4,766,389
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Liabilities:
Accounts payable	$18,361	$29,005
Payable to third-party loan owners	24,998	36,523
Accrued interest payable	1,860	3,891
Accrued expenses and other liabilities	27,810	291,428
Convertible debt	74,222	—
Notes issued by securitization trusts	—	1,241,126
Funding debt	817,926	760,395
Total liabilities	965,177	2,362,368
Redeemable convertible preferred stock, $0.00001 par value, 124,453,009 and 30,000,000 shares authorized as of June 30, 2020 and March 31, 2021, respectively; 122,115,971 and no shares issued and outstanding as of June 30, 2020 and March 31, 2021, respectively; liquidation preference of $809,032 and nil as of June 30, 2020 and March 31, 2021, respectively	804,170	—
Stockholders’ deficit:
Common stock, $0.00001 par value, 232,000,000 and no shares authorized as of June 30, 2020 and March 31, 2021, respectively; 47,684,427 and no shares issued and outstanding as of June 30, 2020 and March 31, 2021, respectively	—	—
Class A common stock, par value $0.00001 per share: no shares authorized, issued and outstanding as of June 30, 2020; 3,030,000,000 shares authorized, 147,773,275 shares issued and outstanding as of March 31, 2021	—	2
Class B common stock, par value $0.00001 per share: no shares authorized, issued and outstanding as of June 30, 2020; 140,000,000 shares authorized, 116,884,843 shares issued and outstanding as of March 31, 2021	—	1
Additional paid in capital	80,373	3,134,145
Accumulated deficit	(447,167)	(734,873)
Accumulated other comprehensive (loss) gain	(302)	4,746
Total stockholders’ (deficit) equity	(367,096)	2,404,021
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit	$1,402,251	$4,766,389

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Revenue
Merchant network revenue	$67,350	$97,999	$171,503	$290,894
Virtual card network revenue	5,930	13,809	16,641	30,587
Total network revenue	73,280	111,808	188,144	321,481
Interest income	52,372	94,530	137,613	222,624
Gain on sales of loans	9,866	16,350	20,329	47,344
Servicing income	2,755	7,977	10,110	17,235
Total Revenue, net	$138,273	$230,665	$356,196	$608,684
Operating Expenses
Loss on loan purchase commitment	$43,519	$62,054	$106,141	$195,690
Provision for credit losses	82,216	(1,063)	137,238	40,389
Funding costs	8,204	14,665	24,499	37,077
Processing and servicing	13,678	21,335	35,025	51,635
Technology and data analytics	33,654	98,728	90,634	174,130
Sales and marketing	7,108	57,549	19,978	119,243
General and administrative	31,399	146,853	89,791	220,042
Total Operating Expenses	219,778	400,121	503,306	838,206
Operating Loss	$(81,505)	$(169,456)	$(147,110)	$(229,522)
Other income, net	(4,022)	(77,773)	(19)	(48,088)
Loss Before Income Taxes	$(85,527)	$(247,229)	$(147,129)	$(277,610)
Income tax expense (benefit)	93	(70)	282	105
Net Loss	$(85,620)	$(247,159)	$(147,411)	$(277,715)
Excess return to preferred stockholders on repurchase	—	—	(13,205)	—
Net Loss Attributable to Common Stockholders	$(85,620)	$(247,159)	$(160,616)	$(277,715)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$(874)	$2,829	$(864)	$5,048
Net Other Comprehensive Income (Loss)	(874)	2,829	(864)	5,048
Comprehensive Loss	$(86,494)	$(244,330)	$(148,275)	$(272,667)
Per share data:
Net loss per share attributable to common stockholders for Common stock, Class A common stock and Class B common stock:
Basic	$(1.80)	$(1.06)	$(3.35)	$(2.27)
Diluted	$(1.80)	$(1.06)	$(3.35)	$(2.61)
Weighted average common shares outstanding
Basic	47,435,554	233,312,241	47,974,768	122,162,379
Diluted	47,435,554	233,312,241	47,974,768	123,330,229

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Cash Flows from Operating Activities
Net Loss	$(85,620)	$(247,159)	$(147,411)	$(277,715)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	82,216	(1,063)	137,238	40,389
Amortization of premiums and discounts on loans, net	(7,474)	(29,252)	(20,668)	(60,705)
Gain on sales of loans	(9,866)	(16,350)	(20,329)	(47,344)
Changes in fair value of servicing assets and liabilities	(1,608)	(2,545)	(706)	(2,733)
Changes in fair value and extinguishment of convertible debt derivative	—	—	—	(30,106)
Change in fair value of residual trust certificates	—	(76)	—	(350)
Change in fair value of contingent consideration	—	78,499	—	78,499
Amortization of commercial agreement assets	—	18,797	—	50,097
Amortization of debt issuance costs	519	1,314	1,661	3,675
Stock-based compensation	7,795	139,747	24,589	152,471
Depreciation and amortization	2,877	5,021	7,421	12,092
Income tax expense (benefit)	93	(70)	282	105
Impairment of right of use assets	—	11,141	—	11,141
Loss on disposal of property, equipment and software	—	4,563	—	4,563
Other	(874)	6	(862)	2,354
Purchases of loans held for sale	(551,140)	(606,757)	(1,635,950)	(1,640,672)
Proceeds from the sale of loans held for sale	523,646	597,881	1,575,767	1,599,554
Change in operating assets and liabilities:
Accounts receivable, net	(955)	2,619	(4,013)	(6,461)
Other assets	31,727	(119,289)	24,475	(208,798)
Accrued interest payable	(463)	736	793	2,535
Accounts payable	(427)	(3,798)	1,564	4,064
Accrued expenses and other liabilities	1,973	39,297	7,054	128,602
Payable to third-party loan owners	(629)	3,480	6,240	11,526
Net Cash Used in Operating Activities	(8,210)	(123,258)	(42,855)	(173,217)
Cash Flows from Investing Activities
Purchases of loans held for investment	(693,435)	(1,425,140)	(2,033,286)	(4,007,881)
Origination of loans	—	(196,906)	—	(305,953)
Proceeds from the sale of loans	74,646	143,235	211,703	348,195
Principal repayments of loans	664,401	1,301,542	1,607,887	3,002,351
Acquisition funds in transit	—	113,628	—	—
Acquisition, net of cash and restricted cash acquired	—	(104,776)	—	(104,776)
Acquisition of commercial agreement assets	—	(25,900)	—	(25,900)
Additions to property, equipment and software	(5,202)	(5,351)	(18,704)	(12,414)
Net Cash Provided by (Used in) Investing Activities	40,410	(199,668)	(232,400)	(1,106,378)
Cash Flows from Financing Activities
Proceeds from funding debt	558,965	880,526	1,528,747	2,413,905
Payment of debt issuance costs	(12)	(4,479)	(1,383)	(11,266)
Principal repayments of funding debt	(589,552)	(1,011,197)	(1,329,160)	(2,555,699)
Proceeds from issuance of notes and residual trust certificates by securitization trusts	—	499,774	—	1,396,229
Principal repayments of notes issued by securitization trusts	—	(74,113)	—	(144,503)
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	15,481	434,542
Repurchases of redeemable convertible preferred stock	—	—	(22,591)	—
Conversion of redeemable convertible preferred stock	—	(13)	—	(13)
Proceeds from initial public offering, net	—	1,305,301	—	1,305,301
Proceeds from exercise of common stock options and warrants	554	20,398	1,775	43,815
Repurchases of common stock	(400)	(3)	(18,854)	(786)
Payments of tax withholding for stock-based compensation	—	(127,566)	—	(127,566)
Net Cash Provided by (Used in) Financing Activities	(30,445)	1,488,628	174,015	2,753,959
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	4,510	—	4,510
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	1,755	1,170,212	(101,240)	1,478,874
Cash and cash equivalents and restricted cash, beginning of period	254,776	636,790	357,771	328,128
Cash and Cash Equivalents and Restricted Cash, end of period	$256,531	$1,807,002	$256,531	$1,807,002

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$8,148	$11,859	$22,072	$28,575
Cash paid for income taxes	$—	$81	$—	$81
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$666	$6,567	$2,348	$7,792
Additions to property and equipment included in accrued expenses	2,213	—	2,213	24
Issuance of warrants in exchange for commercial agreement	—	202,934	—	270,579
Conversion of convertible debt	—	—	—	88,559
Issuance of common stock in connection with acquisition	—	117,023	—	117,023

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$43,519	$62,054	$106,141	$195,690
Provision for credit losses	82,216	(1,063)	137,238	40,389
Funding costs	8,204	14,665	24,499	37,077
Processing and servicing	13,678	21,335	35,025	51,635
Transaction Costs (Non-GAAP)	$147,617	$96,991	$302,903	$324,791
Technology and data analytics	33,654	98,728	90,634	174,130
Sales and marketing	7,108	57,549	19,978	119,243
General and administrative	31,399	146,853	89,791	220,042
Total Operating Expenses	$219,778	$400,121	$503,306	$838,206

Total Revenue	$138,273	$230,665	$356,196	$608,684
Less: Transaction Costs (Non-GAAP)	(147,617)	(96,991)	(302,903)	(324,791)
Revenue Less Transaction Costs (Non-GAAP)	$(9,344)	$133,674	$53,293	$283,893

Operating Loss	$(81,505)	$(169,456)	$(147,110)	$(229,522)
Add: Depreciation and amortization	2,877	5,021	7,421	12,092
Add: Stock-based compensation included in operating expenses	7,970	139,747	24,689	152,471
Add: Amortization of Shopify Inc. commercial agreement asset	—	16,700	—	48,000
Add: Other costs[2]	—	12,953	—	17,115
Adjusted Operating (Loss) Income (Non-GAAP)	$(70,658)	$4,933	$(115,000)	$156
Divided by: Total Revenue, net	$138,273	$230,665	$356,196	$608,684
Adjusted Operating Margin (Non-GAAP)	(51.1)%	2.1%	(32.3)%	—%

	March 31, 2020	June 30, 2020	March 31, 2021
	(in thousands) (unaudited)
Loans held for investment	$989,597	$1,034,312	$2,195,394
Add: Loans held for sale	8,979	4,459	12,774
Less: Funding debt	(769,099)	(817,926)	(760,395)
Less: Notes issued by securitization trusts	—	—	(1,241,126)
Equity Capital Required (Non-GAAP)	$229,477	$220,845	$206,647
2 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering, its acquisitions of PayBright Inc. and Returnly Technologies, Inc., and impairment of right of use assets.